Ex 99.1

SILVERLEAF RESORTS, INC. REPORTS THIRD QUARTER AND YEAR TO DATE 2006 RESULTS
- - -
Vacation Interval Sales for the Quarter Increased by 22.9% to $51.4 Million

DALLAS, TEXAS. (November 2, 2006) --- Silverleaf Resorts, Inc. (AMEX: SVL) today announced its financial results for the three and nine month periods ended September 30, 2006.

Sharon K. Brayfield, president, commented, “We are very pleased with our operating results for the third quarter of 2006 compared to 2005 as we continue to execute on our business strategy. The improvements we have made in our sales closing efficiencies and higher tour flow have resulted in our revenue growth this year and should allow us to meet our plan of 10% - 15% growth in Vacation Interval sales in 2007. We are also issuing net income guidance for 2007 in the range of $24.5 million to $25.5 million.”

Adoption of SFAS No. 152:

As previously announced, the Company was required to adopt SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions” as of January 1, 2006. As a result, new line items are included in the Company’s Consolidated Statement of Operations and total revenue and total costs and expenses are reduced. However, adoption of SFAS No. 152 did not have a material impact on consolidated operating results or financial position. See the exhibit to this release entitled “Supplemental Consolidated Statements of Operations Demonstrating the Impact of Adoption of SFAS No. 152” for a comparison of the Company’s results as reported and as its results would have been reported had SFAS No. 152 not been adopted.

2006 Third Quarter Results:

Vacation Interval sales increased 22.9% to $51.4 million during the third quarter of 2006 compared to $41.8 million during the third quarter of 2005.

Total revenue for the third quarter of 2006 decreased to $56.1 million compared to $62.3 million in the third quarter of 2005. Total revenue in the third quarter of 2006 is decreased by estimated uncollectible revenue of $8.9 million in accordance with SFAS No. 152. In addition, sampler sales are accounted for as incidental operations under SFAS No. 152, which requires that any such incidental revenues be recorded as a reduction of incremental costs or expenses. Accordingly, $0.7 million of sampler sales, which would have been reported as revenue prior to adoption of SFAS No. 152, were accounted for as a reduction to sales and marketing expense in the quarter ended September 30, 2006. Had these two changes mandated by SFAS No. 152 not been made, revenues would have increased by 5.4% to $65.7 million.

Total revenue for the third quarter of 2005 included a gain on sale of notes receivable of $5.8 million and a gain on sale of undeveloped land of $3.6 million.

Sales and marketing expense increased to 50.3% of Vacation Interval sales for the third quarter of 2006 from 47.0% for the third quarter of 2005. Had sales and marketing expense not been reduced by sampler sales, as described above, sales and marketing expense would have been 51.7% of Vacation Interval sales. The increase compared to the previous year’s quarter is due in large part to the Company’s costs associated with the Dallas and Chicago off-site sales centers.

Cost of Vacation Interval sales decreased to 11.8% of Vacation Interval sales in 2006 from 16.2% in 2005, due predominantly to the requirement under SFAS No. 152 that cost of sales be reduced by the estimated future recoveries of inventory, as described above. Without this change, cost of Vacation Interval sales would have been 16.1% of Vacation Interval sales for the quarter ended September 30, 2006.

As required by SFAS No. 152, in 2006 there is no longer a cost and operating expense for the provision for uncollectible notes as it is now replaced by the estimated uncollectible revenue offset to sales and corresponding decrease in cost of sales described above. Without this change, the third quarter 2006 provision for uncollectible notes expense would have been $6.7 million, or 13.0% of third quarter 2006 Vacation Interval sales, compared to $6.3 million for 2005, or 15.0% of Vacation Interval sales.

During the third quarter of 2006, Silverleaf recorded income tax expense at 38.5% of pre-tax income, compared to 30.2% of pre-tax income in the third quarter of 2005. The increase in the effective rate is due to the transition in 2005 from fully reserved net deferred tax assets at December 31, 2004 to net deferred tax liabilities at December 31, 2005. Income tax expense for 2006 is therefore recorded at full statutory rates.

Net income for the quarter ended September 30, 2006 decreased to $6.0 million, or $0.15 per diluted share compared to net income of $12.9 million, or $0.33 per diluted share for the quarter ended September 30, 2005. For the purposes of providing more transparency, the Company’s results for the third quarters of 2006 and 2005 shown below exclude historical gains and discontinued operations, and assume 2005 amounts were fully taxed at the 2006 effective income tax rate of 38.5%.

	2006	2005
	Actual	Actual
Net income, as reported	$6.0	$12.9
Adjustments between net income as reported, and
Adjusted net income:
Gain on sale of notes receivable	-	(5.8)
Gain on sale of undeveloped land	-	(3.6)
Income from discontinued operations, net of taxes	-	(0.6)
Provision for income taxes, as reported	3.8	5.3
Adjusted income before provision for income taxes	9.8	8.2
Provision for income taxes at 2006 rate of 38.5%	(3.8)	(3.2)
Adjusted Net Income	$6.0	$5.0
Adjusted Fully Diluted EPS	$0.15	$0.13

2006 Year to Date Results:

Vacation Interval sales increased 29.5% to $141.5 million during the first nine months of 2006 compared to $109.3 million during the same period of 2005.

Total revenue for the first nine months of 2006 increased to $154.8 million compared to $153.7 million in the first nine months of 2005. Total revenue in the first nine months of 2006 is decreased by estimated uncollectible revenue of $24.5 million in accordance with SFAS No. 152, representing estimated future gross cancellations of notes receivable prior to any recoveries of inventory. In addition, sampler sales are accounted for as incidental operations under SFAS No. 152, which requires that any such incidental revenues be recorded as a reduction of incremental costs or expenses. Accordingly, $2.1 million of sampler sales, which would have been reported as revenue prior to adoption of SFAS No. 152, were accounted for as a reduction to sales and marketing expense in the nine-month period ended September 30, 2006. Had these two changes mandated by SFAS No. 152 not been made, revenues would have increased by 18.0% to $181.5 million.

Total revenue for the first nine months of 2005 included a gain on sale of notes receivable of $6.5 million and a gain on sale of undeveloped land of $3.6 million.

Sales and marketing expense decreased to 48.4% of Vacation Interval sales for the first nine months of 2006 from 50.3% for the same period of 2005. Had sales and marketing expense not been reduced by sampler sales, as described above, sales and marketing expense would have been 49.9% of Vacation Interval sales.

Cost of Vacation Interval sales decreased to 10.6% of Vacation Interval sales in the first nine months of 2006 from 16.0% during the same period of 2005, due predominantly to the requirement under SFAS No. 152 that cost of sales be reduced by the estimated future recoveries of inventory, as described above. Without this change, cost of vacation interval sales would have been 14.9% of Vacation Interval sales for the nine months ended September 30, 2006.

As required by SFAS No. 152, in 2006 there is no longer a cost and operating expense for the provision for uncollectible notes as it is now replaced by the estimated uncollectible revenue offset to sales and corresponding decrease in cost of sales described above. Without this change, the first nine months of 2006 provision for uncollectible notes expense would have been $18.4 million, or 13.0% of 2006 Vacation Interval sales, compared to $18.1 million for 2005, or 16.5% of Vacation Interval sales.

During the first nine months of 2006, Silverleaf recorded income tax expense at 38.5% of pre-tax income, compared to 30.3% of pre-tax income in the same period of 2005. The increase in the effective rate is due to the transition in 2005 from fully reserved net deferred tax assets at December 31, 2004 to net deferred tax liabilities at December 31, 2005. Income tax expense for 2006 is therefore recorded at full statutory rates.

Net income for the nine months ended September 30, 2006 decreased to $19.0 million, or $0.48 per diluted share compared to net income of $19.6 million, or $0.50 per diluted share for the nine months ended September 30, 2005. For the purposes of providing more transparency, the Company’s results for the nine months ended September 30, 2005 and 2006 shown below include core operations, and exclude historical gains and discontinued operations, and assume 2005 amounts were fully taxed at the 2006 effective income tax rate of 38.5%.

	2006	2005
	Actual	Actual
Net income, as reported	$19.0	$19.6
Adjustments between net income as reported, and
Adjusted net income:
Gain on sale of notes receivable	-	(6.5)
Gain on sale of undeveloped land	(0.5)	(3.6)
Income from discontinued operations, net of taxes	-	(0.7)
Provision for income taxes, as reported	11.9	8.2
Adjusted income before provision for income taxes	30.4	17.0
Provision for income taxes at 2006 rate of 38.5%	(11.7)	(6.5)
Adjusted Net Income	$18.7	$10.5
Adjusted Fully Diluted EPS	$0.48	$0.27

Outlook

The Company continues to anticipate that its net income for the year ending December 31, 2006 will be $21 million to $22 million ($0.53 to $0.56 per diluted share). For the full year 2007, the Company is establishing net income guidance in the range of $24.5 million to $25.5 million.

About Silverleaf Resorts

Based in Dallas, Texas, Silverleaf Resorts, Inc. currently owns and operates timeshare resorts with a wide array of country club-like amenities, such as golf, clubhouses, swimming, tennis, boating, and many organized activities for children and adults. For additional information, please visit www.silverleafresorts.com.

This release contains certain forward-looking statements that involve risks and uncertainties and actual results may differ materially from those anticipated. The Company is subject to specific risks associated with the timeshare industry, the regulatory environment, and various economic factors. These risks and others are more fully discussed under the heading “Risk Factors” in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s 2005 Annual Report on Form 10-K (pages 22 through 30 thereof) filed on March 17, 2006.

Contact:
Silverleaf Resorts, Inc., Dallas
Thomas J. Morris, 214-631-1166 x2218

or
Investor Relations
Erica Pettit, 212-850-5614

or
Media
Jessy Adams, 212-850-5684

For more information or to visit our website, click here:
http://www.b2i.us/irpass.asp?BzID=1358&Nav=0&S=0&L=1

SILVERLEAF RESORTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues:
Vacation Interval sales	$51,414	$41,833	$141,516	$109,304
Estimated uncollectible revenue	(8,910)	-	(24,525)	-
Sampler sales	-	617	-	1,759
Net sales	42,504	42,450	116,991	111,063

Interest income	12,021	9,067	33,439	28,937
Management fee income	465	450	1,396	1,351
Gain on sale of notes receivable	-	5,789	-	6,457
Other income	1,110	4,549	2,980	5,931
Total revenues	56,100	62,305	154,806	153,739

Costs and Operating Expenses:
Cost of Vacation Interval sales	6,069	6,772	14,986	17,507
Sales and marketing	25,880	19,648	68,535	54,985
Provision for uncollectible notes	-	6,275	-	18,083
Operating, general and administrative	7,958	7,344	23,329	21,177
Depreciation and amortization	627	616	1,750	2,158
Interest expense and lender fees	5,730	4,094	15,273	12,765
Total costs and operating expenses	46,264	44,749	123,873	126,675

Income before provision for income taxes
and discontinued operations	9,836	17,556	30,933	27,064
Provision for income taxes	(3,787)	(5,306)	(11,909)	(8,189)
Income from continuing operations	6,049	12,250	19,024	18,875

Discontinued Operations
Gain on sales of discontinued operations (net of taxes)	-	613	-	613
Income from discontinued operations (net of taxes)	-	-	-	128
Net income from discontinued operations (net of taxes)	-	613	-	741

Net income	$6,049	$12,863	$19,024	$19,616

Basic income per share:
Income from continuing operations	$0.16	$0.33	$0.51	$0.51
Income from discontinued operations	$-	$0.02	$-	$0.02
Net income	$0.16	$0.35	$0.51	$0.53

Diluted income per share:
Income from continuing operations	$0.15	$0.31	$0.48	$0.48
Income from discontinued operations	$-	$0.02	$-	$0.02
Net income	$0.15	$0.33	$0.48	$0.50

Weighted average basic common shares outstanding	37,590,168	36,954,948	37,528,924	36,918,265

Weighted average diluted common shares outstanding	39,233,579	39,042,770	39,232,479	38,934,572

SILVERLEAF RESORTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30,	December 31,
ASSETS	2006	2005
	(Unaudited)
Cash and cash equivalents	$8,834	$10,990
Restricted cash	38,082	4,893
Notes receivable, net of allowance for uncollectible notes of
$69,836 and $52,479, respectively	218,298	177,572
Accrued interest receivable	2,858	2,243
Investment in special purpose entity	15,020	22,802
Amounts due from affiliates	4,122	680
Inventories	145,203	117,597
Land, equipment, and leasehold improvements, net	22,264	10,441
Land held for sale	203	495
Prepaid and other assets	20,297	14,083

TOTAL ASSETS	$475,181	$361,796

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Accounts payable and accrued expenses	$10,721	$9,556
Accrued interest payable	2,011	1,354
Amounts due to affiliates	104	544
Unearned samplers	6,167	5,310
Income taxes payable	4,094	1,268
Deferred income taxes payable	15,601	8,485
Notes payable and capital lease obligations	260,026	177,269
Senior subordinated notes	32,321	33,175

Total Liabilities	331,045	236,961

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Preferred stock, 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock, par value $0.01 per share, 100,000,000 shares authorized,
37,685,397 shares issued and outstanding at September 30, 2006, and
37,494,304 shares issued and outstanding at December 31, 2005	377	375
Additional paid-in capital	112,482	112,207
Retained earnings	31,277	12,253

Total Shareholders' Equity	144,136	124,835

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$475,181	$361,796

SILVERLEAF RESORTS, INC. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
DEMONSTRATING IMPACT OF ADOPTION OF SFAS NO. 152
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30, 2006		Three Months
	As Reported -	Comparable to 2005 -	Ended
	Reflects Adoption	Does Not Reflect	September 30,
	of SFAS No.152	SFAS No. 152	2005
Revenues:
Vacation Interval sales	$51,414	$51,414	$41,833
Estimated uncollectible revenue	(8,910)	-	-
Sampler sales	-	686	617
All other revenue	13,596	13,596	19,855
Total revenues	56,100	65,696	62,305

Costs and Operating Expenses:
Cost of Vacation Interval sales	6,069	8,295	6,772
Sales and marketing	25,880	26,566	19,648
Provision for uncollectible notes	-	6,684	6,275
All other costs and expenses	14,315	14,315	12,054
Total costs and operating expenses	46,264	55,860	44,749

Income before provision for income taxes
and discontinued operations	9,836	9,836	17,556
Provision for income taxes	(3,787)	(3,787)	(5,306)
Net income from continuing operations	6,049	6,049	12,250

Discontinued Operations
Gain on sales of discontinued operations (net of taxes)	-	-	613
Net income from discontinued operations (net of taxes)	-	-	-
Net income from discontinued operations (net of taxes)	-	-	613

Net income	$6,049	$6,049	$12,863

Basic income per share:
Net income from continuing operations	$0.16	$0.16	$0.33
Net income from discontinued operations	$-	$-	$0.02
Net income	$0.16	$0.16	$0.35

Diluted income per share:
Net income from continuing operations	$0.15	$0.15	$0.31
Net income from discontinued operations	$-	$-	$0.02
Net income	$0.15	$0.15	$0.33

Weighted average basic common shares outstanding	37,590,168	37,590,168	36,954,948

Weighted average diluted common shares outstanding	39,233,579	39,233,579	39,042,770

SILVERLEAF RESORTS, INC. AND SUBSIDIARIES
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
DEMONSTRATING IMPACT OF ADOPTION OF SFAS NO. 152
(in thousands, except share and per share amounts)
(Unaudited)

	Nine Months Ended September 30, 2006		Nine Months
	As Reported -	Comparable to 2005 -	Ended
	Reflects Adoption	Does Not Reflect	September 30,
	of SFAS No.152	SFAS No. 152	2005
Revenues:
Vacation Interval sales	$141,516	$141,516	$109,304
Estimated uncollectible revenue	(24,525)	-	-
Sampler sales	-	2,144	1,759
All other revenue	37,815	37,815	42,676
Total revenues	154,806	181,475	153,739

Costs and Operating Expenses:
Cost of Vacation Interval sales	14,986	21,114	17,507
Sales and marketing	68,535	70,679	54,985
Provision for uncollectible notes	-	18,397	18,083
All other costs and expenses	40,352	40,352	36,100
Total costs and operating expenses	123,873	150,542	126,675

Income before provision for income taxes
and discontinued operations	30,933	30,933	27,064
Provision for income taxes	(11,909)	(11,909)	(8,189)
Net income from continuing operations	19,024	19,024	18,875

Discontinued Operations
Gain on sales of discontinued operations (net of taxes)	-	-	613
Net income from discontinued operations (net of taxes)	-	-	128
Net income from discontinued operations (net of taxes)	-	-	741

Net income	$19,024	$19,024	$19,616

Basic income per share:
Net income from continuing operations	$0.51	$0.51	$0.51
Net income from discontinued operations	$-	$-	$0.02
Net income	$0.51	$0.51	$0.53

Diluted income per share:
Net income from continuing operations	$0.48	$0.48	$0.48
Net income from discontinued operations	$-	$-	$0.02
Net income	$0.48	$0.48	$0.50

Weighted average basic common shares outstanding	37,528,924	37,528,924	36,918,265

Weighted average diluted common shares outstanding	39,232,479	39,232,479	38,934,572